Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

GTY TECHNOLOGY HOLDINGS INC.

Section 1. ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These Bylaws, the powers of the corporation and of its directors and shareholders, or of any class of shareholders if the corporation has more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2. SHAREHOLDERS

2.1.            Annual Meeting. The annual meeting of shareholders shall be held on the date and at the time that the board of directors shall each year fix, (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the president or by the directors.

2.2.            Special Meetings. A special meeting of the shareholders may be called at any time by the president or by the directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3.            Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the shareholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

2.4.            Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote at such meeting and to each shareholder who, by law, by the Articles of Organization or by these Bylaws, is entitled to notice, by leaving such notice with such shareholder or at such shareholder's residence or usual place of business, or by mailing it, postage prepaid, addressed to such shareholder at such shareholder's address as it appears in the records of the corporation. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a shareholder under any provision of the Business Corporation Law of The Commonwealth of Massachusetts or of the Articles of Organization or these Bylaws, a written waiver thereof, executed before or after the meeting by such shareholder or such shareholder's attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.5.            Quorum of Shareholders. At any meeting of the shareholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these Bylaws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.6.            Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.7.            Voting. Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

2.8.            Action by Writing. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

2.9.            Proxies. To the extent permitted by law, shareholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 3. BOARD OF DIRECTORS

3.1.            Number. The directors shall initially be Travis Pearson, Sendil Rajendran and David Smolen. The corporation shall have not less than one (1) director, the number of directors to be fixed from time to time by vote of a majority of the directors then in office; provided, however, that the number of directors shall be fixed at not less than two (2) whenever the corporation shall have only two (2) shareholders and not less than one (1) whenever the corporation shall have only one (1) shareholder. Except in connection with the election of directors at the annual meeting of shareholders, the number of directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a shareholder.

3.2.            Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, each director shall hold office until the next annual meeting of the shareholders and until such director's successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

3.3.            Powers. Except as reserved to the shareholders by law, by the Articles of Organization or by these Bylaws, the business of the corporation shall be managed by the directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4.            Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these Bylaws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted in substantially the same manner as is provided by these Bylaws for the conduct of business by the directors.

3.5.            Regular Meetings. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

3.6.            Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or by one or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if the corporation then has no secretary or assistant secretary, by the officer or one of the directors calling the meeting.

3.7.            Notice. Notice to a director shall be sufficient if sent to such director by mail at least forty-eight hours or by email at least twenty-four hours before the meeting at such director's usual or last known business or residence address, or if given to such director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by such director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.8.            Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.            Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws.

3.10.        Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action, in writing, signed by each director or delivered to the corporation by electronic transmission, and such consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

3.11.        Presence through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4. OFFICERS AND AGENTS

4.1.            Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be, but none need be, a director or shareholder. The secretary shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of such officer's duties to the corporation in such amount and with such sureties as the directors may determine.

4.2.            Powers. Subject to law, to the Articles of Organization and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such officer's office and such duties and powers as the directors may from time to time designate.

4.3.            Election. The president, the treasurer and the secretary shall be elected annually by the directors at their first meeting following the annual meeting of the shareholders. Other officers, if any, may be elected or appointed by the board of directors at such meeting or at any other time.

4.4.            Tenure. Except as otherwise provided by law or by the Articles of Organization or by these Bylaws, the president, the treasurer and the secretary shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of such officer's election or appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

4.5.            Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if the corporation does not have a chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.6.            Chairman of the Board. The chairman of the board, if any, shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the shareholders and of the board of directors.

4.7.            President and Vice Presidents. The president shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be determined by the directors.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.

4.8.            Treasurer and Assistant Treasurers. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

4.9.            Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders in a book or series of books to be kept therefor, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the secretary from any meeting of shareholders, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The secretary shall keep a true record of the proceedings of all meetings of the directors and, in the secretary's absence from any such meeting, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.

Section 5. RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering a resignation in writing to the chairman of the board, if any, the president, the treasurer or the secretary or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such director or (b) with cause by the vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.

Section 6. VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by vote of the shareholders or, in the absence of shareholder action, by the directors by vote of a majority of the directors then in office. The directors shall elect a successor if the office of the president, treasurer or secretary becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer and secretary, until such officer's successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7. CAPITAL STOCK

7.1.            Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2.            Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be certificated. Unless such resolution has been adopted, all shares shall be in uncertificated form. If by resolution the board of directors authorizes certificated shares, a shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the corporation with the same effect as if such officer still held such office at the time of its issue.

7.3.            Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

Section 8. TRANSFER OF SHARES OF STOCK

8.1.            Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

Each shareholder shall have the duty to notify the corporation of such shareholder's post office address.

8.2.            Record Date and Closing Transfer Books. The directors may fix in advance a time, which shall be not more than sixty days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(1) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall, to the extent legally permissible, indemnify each of its Directors and officers (including persons who act at its request as Directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a Director or officer, except

(a)   with respect to any matter as to which such Director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Corporation (any person serving another organization in one or more of the indicated capacities at the request of the Corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Corporation), or

(b)  to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan;

provided however, no indemnification either for said payment or for any other expenses shall be provided as to any matter disposed of by a compromise payment by such Director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification:

(x)   if there are two or more disinterested Directors, by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of 2 or more disinterested Directors appointed by such a vote; or

(y)   by special legal counsel (i) selected in the manner prescribed in clause (x) above, or (ii) if there are fewer than two disinterested directors, selected by the board of directors, in which selection the directors who do not qualify as disinterested directors may participate; or

(z)   by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer.

Expenses, including counsel fees, reasonably incurred by any Director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such Director or officer to repay to the Corporation the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 9. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or officer may be entitled. As used in this Section 9, the terms, “Director” and “officer” include their respective heirs, executors and administrators, and an “interested” Director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section 9 shall affect any rights to indemnification to which corporate personnel other than Directors or officers may be entitled by contract or otherwise under law.

No amendment or repeal of this Section 9 on Indemnification of Directors and Officers or the relevant provisions of M.G.L. Chapter 156D shall affect or diminish the rights of any indemnified Director or officer with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the full extent permitted or required by such amendment.

Section 10. MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT

The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the corporation.

Section 11. CORPORATE SEAL

The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts," together with the name of the corporation and the year of its organization, cut or engraved thereon.

Section 12. EXECUTION OF PAPERS

Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 13. FISCAL YEAR

The fiscal year of the corporation shall end on December 31.

Section 14. AMENDMENTS

These Bylaws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders. These Bylaws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 14, and except that the directors shall not take any action unless permitted by law.

Any Bylaw so altered, amended or repealed by the directors may be further altered or amended or reinstated by the shareholders in the above manner.

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